   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1998


                                                     REGISTRATION NO. 333-
          POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-20199
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                       AND POST-EFFECTIVE AMENDMENT NO. 1
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         TENNESSEE GAS PIPELINE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     DELAWARE                                           74-1056569
 (State or other jurisdiction of incorporation or
                   organization)                           (I.R.S. Employer Identification No.)
                                                                    BRITTON WHITE, JR.
                                                       EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
              EL PASO ENERGY BUILDING                           EL PASO ENERGY CORPORATION
               1001 LOUISIANA STREET                              EL PASO ENERGY BUILDING
               HOUSTON, TEXAS 77002                                1001 LOUISIANA STREET
                  (713) 420-2131                                   HOUSTON, TEXAS 77002
(Address, including zip code, and telephone number,                   (713) 420-2131
                     including                       (Name, address, including zip code, and telephone
  area code, of registrant's principal executive                          number,
                     offices)                           including area code, of agent for service)


                             ---------------------

                                   Copies to:

                            G. MICHAEL O'LEARY, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4360
                             ---------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

                             ---------------------

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                   PROPOSED             PROPOSED
                                                                   MAXIMUM              MAXIMUM
                                                                OFFERING PRICE         AGGREGATE            AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO BE           PER UNIT             OFFERING           REGISTRATION
      SECURITIES TO BE REGISTERED          REGISTERED(1)            (1)(2)            PRICE(1)(2)             FEE(1)
---------------------------------------------------------------------------------------------------------------------------
Debt Securities........................     $500,000,000             100%             $500,000,000           $147,500
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) There are being registered hereunder such presently indeterminate principal amount of Debt Securities with an aggregate initial offering price not to exceed $500,000,000. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement is a combined prospectus relating also to approximately $100 million of securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-20199) and not issued, which other Registration Statement, as amended, previously filed by Tennessee Gas Pipeline Company has been declared effective. A filing fee of $30,303 associated with such $100 million of securities was previously paid.


(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             ---------------------


    This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-20199) pursuant to which the total amount of securities previously registered thereunder may be offered as Debt Securities, without limitation as to class of securities, together with the securities registered hereunder, through the use of the combined Prospectus included herein. Certain terms used but not defined are defined in the Prospectus included herein. In the event any such previously registered securities are offered prior to the effective date of this Registration Statement, they will not be included in any Prospectus hereunder.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. ANY SALE OF THESE SECURITIES MUST BE ACCOMPANIED BY A SUPPLEMENT TO THIS PROSPECTUS.



                 Subject To Completion Dated September 15, 1998



PRELIMINARY PROSPECTUS



                         TENNESSEE GAS PIPELINE COMPANY



                                DEBT SECURITIES


                             ---------------------


     Tennessee Gas Pipeline Company may use this prospectus periodically to offer and sell one or more series of unsecured debt securities consisting of notes, debentures or other evidences of indebtedness. The aggregate initial public offering price of these debt securities will not exceed $600,000,000. We may offer these securities either separately or together, in separate series, all at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus.



     We have included certain specific terms of the particular series of debt securities for which this prospectus is being delivered in an accompanying prospectus supplement. These terms include: the specific designation, aggregate principal amount, denomination, maturity, interest rate (which may be fixed or variable), the date or dates on which interest, if any, will be payable, the place or places where principal, premium, if any, and interest, if any, on the series of debt securities will be payable, any terms of redemption or conversion, any sinking fund or analogous provisions, the currency or currency units in which principal, premium, if any, and interest, if any, on the series of debt securities will be payable, the purchase price, terms relating to global securities, any listing on a national securities exchange, provisions regarding registration of transfer or exchange, the proceeds to us and other special terms.



     We may sell the debt securities to or through underwriters, dealers or agents or directly to purchasers, or through a combination of these methods. The accompanying prospectus supplement sets forth the names of any underwriters, dealers or agents and any applicable fees, commissions, and discounts. This prospectus may be used to offer and sell any series of debt securities only if accompanied by the prospectus supplement for that series.


                             ---------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                          , 1998.

                               TABLE OF CONTENTS



                                                              PAGE
                                                              ----
Certain Forward-Looking Statements..........................    2
The Company.................................................    3
  General...................................................    3
  Interstate Systems........................................    3
  Field Services............................................    3
  Merchant Service..........................................    3
  International.............................................    4
  Recent Developments.......................................    4
Use of Proceeds.............................................    4
Ratio of Earnings to Fixed Charges..........................    4
Description of Debt Securities..............................    5
  General...................................................    5
  Global Debt Securities....................................    6
  Certain Covenants.........................................    6
  Consolidation, Merger and Sale of Assets..................    9
  Events of Default.........................................    9
  Satisfaction and Discharge; Legal and Covenant
     Defeasance.............................................   10
  Changes in Control and Highly Leveraged Transactions......   11
  Modification of the Indenture.............................   11
  No Personal Liability of Officers, Directors, Employees or
     Stockholders...........................................   12
  Applicable Law............................................   12
  Concerning the Trustees...................................   12
Plan of Distribution........................................   13
Legal Matters...............................................   13
Experts.....................................................   13
Where To Find More Information..............................   14



                       CERTAIN FORWARD-LOOKING STATEMENTS



     This prospectus and the accompanying prospectus supplement (including the documents incorporated by reference herein) contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the Company cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, including its subsidiaries, or its management expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "estimate," "anticipate" and similar expressions may identify forward-looking statements.



     Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include increasing competition within the Company's industry, the timing and extent of changes in commodity prices for natural gas and power, uncertainties associated with acquisitions and joint ventures, potential environmental liabilities, potential contingent liabilities and tax liabilities related to acquisitions, political and economic risks associated with current and future operations in foreign countries, conditions of the equity and other capital markets during the periods covered by the forward-looking statements, and other risks, uncertainties and factors, including the effect of the year 2000 date change, discussed more completely in the Company's other filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                  THE COMPANY


GENERAL



     Tennessee Gas Pipeline Company ("TGP" or the "Company") is a wholly owned subsidiary of El Paso Tennessee Pipeline Co., which in turn is an indirect subsidiary of El Paso Energy Corporation ("El Paso Energy"). Unless the context otherwise requires, references herein to the "Company" shall mean TGP and all of its subsidiaries. The major businesses of the Company consist of the interstate transportation of natural gas, which generally is subject to regulation by the Federal Energy Regulatory Commission, as well as certain other non-regulated business operations, such as natural gas and power marketing, intrastate pipeline operations, international pipelines and power generation, and domestic power generation operations.



INTERSTATE SYSTEMS



     The Company's interstate natural gas transmission operations include three interstate pipeline systems: the TGP System, the Midwestern System, and the East Tennessee System, collectively referred to as the Interstate Systems.



     The TGP System. The TGP System consists of approximately 14,800 miles of pipeline. The TGP System serves the northeast section of the United States, including the New York City and Boston metropolitan areas. The multiple-line system begins in the gas-producing regions of Texas and Louisiana, including the Gulf of Mexico.



     The Midwestern System. The Midwestern System consists of approximately 400 miles of pipeline and extends from a connection with the TGP System at Portland, Tennessee to Chicago. The Midwestern System principally serves the Chicago metropolitan area.



     The East Tennessee System. The East Tennessee System consists of approximately 1,100 miles of pipeline. The East Tennessee System serves the states of Tennessee, Virginia and Georgia and connects with the TGP System in Springfield and Lobelville, Tennessee.



     Other. The Company owns a 19 percent interest in Portland Natural Gas Transmission ("Portland") System which is developing a 292-mile interstate natural gas pipeline with a projected capacity of 178 million cubic feet per day extending from the Canadian border near Pittsburg, New Hampshire to Dracut, Massachusetts. In April 1998, Portland secured $256 million in non-recourse project financing. Construction started in June 1998 and targeted completion for the project is year-end 1998.



FIELD SERVICES



     The Company's natural gas gathering and processing business provides natural gas gathering, products extraction, dehydration, compression and intrastate transmission services. The Company owns or has interest in approximately 200 miles of gathering systems and approximately 1,300 miles of intrastate transmission pipeline. In addition, the Company owns or has interest in 6 natural gas processing facilities.



MERCHANT SERVICES



     The Company provides a broad range of energy products and services to its customers, including the purchasing, marketing and trading of natural gas, natural gas liquids, power, crude oil and refined products, as well as providing integrated price risk management services associated with these commodities, and the participation in the development and ownership of domestic power generating facilities. With headquarters in Houston, Texas and 8 sales offices throughout the United States and Canada, the Company is one of the industry's leading natural gas and power services providers.

INTERNATIONAL





     The Company has undertaken various activities to extend its traditional activities in North American pipelines to international pipeline, power and energy-related projects, with a current focus on activities in Latin America, Southeast Asia, Australia and Europe.



     TGP is a Delaware corporation with its principal executive offices located at 1001 Louisiana Street, Houston, Texas 77002. Its telephone number at that address is (713) 420-2131.



RECENT DEVELOPMENTS



     El Paso Energy, the indirect corporate parent of TGP, has recently received a ruling from the Internal Revenue Service that would allow El Paso Energy to reorganize its subsidiaries into a business structure which, if effected would result in a substantial number of subsidiaries ceasing to be included in TGP's consolidated financial statements. Such subsidiaries would be transferred to El Paso Energy or other entities owned by El Paso Energy. If El Paso Energy completes such internal reorganization, the following operations will no longer be included in TGP's consolidated financial statements: (i) East Tennessee Natural Gas Company; (ii) Midwestern Gas Transmission Company; (iii) all international subsidiaries; (iv) all field services operations; (v) all merchant services operations; and (vi) all subsidiaries with corporate or discontinued operations. If such reorganization occurs, it is not anticipated that it will occur before October 1998.


                                USE OF PROCEEDS


     Unless otherwise specified in a supplement to this Prospectus, the net proceeds received by TGP from the sale of the debt securities offered hereby will be used to reduce indebtedness of TGP and for general corporate purposes. Funds not required immediately for such purposes may be invested in marketable securities and short-term investments.



                       RATIO OF EARNINGS TO FIXED CHARGES



                                                    SIX MONTHS
                                                      ENDED          YEAR ENDED DECEMBER 31,
                                                     JUNE 30,    --------------------------------
                                                     1998(1)     1997   1996   1995   1994   1993
                                                    ----------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges................     2.80      3.87   3.53   3.20   3.61   3.21
                                                       ====      ====   ====   ====   ====   ====


---------------


(1) Because of the seasonal nature of TGP's business, the ratio for the six-month period may not necessarily be indicative of the ratio that will result for the full year 1998.



     For purposes of calculating these ratios: (i) "fixed charges" represent interest cost (exclusive of interest on rate refunds), amortization of debt costs, the estimated portion of rental expense representing the interest factors; and (ii) "earnings" represent the aggregate of income from continuing operations before income taxes, interest expense (exclusive of interest on rate refunds), amortization of debt costs, and the estimated portion of rental expense representing the interest factor, adjusted to reflect actual distributions from equity investments.

                         DESCRIPTION OF DEBT SECURITIES


     The notes, debentures or other evidences of indebtedness (the "Debt Securities") offered hereby will represent unsecured obligations of TGP. The Debt Securities offered hereby will be issued under one or more supplemental indentures to an Indenture dated as of March 4, 1997 (the "Indenture") between TGP and The Chase Manhattan Bank, as trustee (the "Trustee"). The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder from time to time in one or more series.


     The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Debt Securities are subject to all such terms, and holders of Debt Securities are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

     The statements set forth below in this section are brief summaries of certain provisions contained in the Indenture, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, a copy of which Indenture is included as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used in this section and not otherwise defined in this section have the respective meanings assigned to them in the Indenture.

GENERAL


     Reference is made to the prospectus supplement accompanying this Prospectus (the "Prospectus Supplement") relating to the particular series offered thereby for the terms of such Debt Securities, including where applicable: (a) the form and title of the Debt Securities; (b) the aggregate principal amount of the Debt Securities; (c) the date or dates on which the Debt Securities may be issued;
(d) the date or dates on which the principal of and premium, if any, on the Debt Securities shall be payable; (e) the rate or rates (which may be fixed or variable) at which the Debt Securities shall bear interest, if any, and the date or dates from which such interest shall accrue; (f) the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;
(g) the place or places where the principal of and premium, if any, and interest, if any, on the Debt Securities of the series will be payable; (h) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, the Debt Securities may be redeemed at the option of TGP or otherwise; (i) any optional or mandatory redemption or any sinking fund or analogous provisions; (j) if other than denominations of $1,000 and integral multiples thereof, the denominations in which the Debt Securities of the series shall be issuable; (k) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which shall be payable upon declaration of the acceleration of the maturity thereof in accordance with the provisions of the Indenture; (l) the currency or currencies, or currency unit or currency units, in which the principal of and premium, if any, and interest, if any, on the Debt Securities shall be denominated, payable, redeemable or purchasable, as the case may be; (m) any Events of Default (as defined below) with respect to the Debt Securities that differ from those set forth in the Indenture; (n) whether the Debt Securities will be convertible; (o) whether the Debt Securities of such series shall be issued as a global certificate or certificates and, in such case, the identity of the depositary for such series; and (p) any other terms not inconsistent with the Indenture.


     If any Debt Securities offered hereby are sold for foreign currencies or foreign currency units or if the principal of and premium, if any, or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies and currency units will be set forth in the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities offered hereby will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof. The Debt Securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities. See "-- Global Debt Securities."

     One or more series of Debt Securities offered hereby may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The Federal income tax consequences and special considerations applicable to any such series of Debt Securities will be described generally in the Prospectus Supplement relating thereto.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Unless and until such global certificate or certificates are exchanged in whole or in part for Debt Securities in individually certificated form, a global Debt Security may not be transferred except as a whole to a nominee of the Depositary for such global Debt Security, or by a nominee for the Depositary to the Depositary, or to a successor of the Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in a global Debt Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS

     Limitations on Liens. The Indenture provides that TGP will not, nor will it permit any Restricted Subsidiary (as defined below) to, create, assume, incur or suffer to exist any Lien (as defined below) upon any Principal Property (as defined below), whether owned or leased on the date of the Indenture or thereafter acquired, to secure any Debt (as defined below) of TGP or any other Person (as defined below) (other than the Debt Securities issued thereunder), without in any such case making effective provision whereby all of the Debt Securities Outstanding thereunder shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. There is excluded from this restriction:

          (i) any Lien upon any property or assets of TGP or any Restricted Subsidiary in existence on the date of the Indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of the Indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the Indenture;

          (ii) any Lien upon any property or assets created at the time of acquisition of such property or assets by TGP or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year of such acquisition;

          (iii) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by TGP or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by TGP or any Restricted Subsidiary);

          (iv) any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise;

          (v) the assumption by TGP or any Restricted Subsidiary of obligations secured by any Lien existing at the time of the acquisition by TGP or any Restricted Subsidiary of the property or assets subject to such Lien or at the time of the acquisition of the Person which owns such property or assets;

          (vi) any Lien on property to secure all or part of the cost of construction or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

          (vii) any Lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

          (viii) any Lien arising from or in connection with a conveyance by TGP or any Restricted Subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

          (ix) any Lien in favor of TGP or any Restricted Subsidiary;

          (x) any Lien created or assumed by TGP or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by TGP or any Subsidiary;

          (xi) any Lien upon property or assets of any foreign Restricted Subsidiary to secure Debt of that foreign Restricted Subsidiary;

          (xii) Permitted Liens (as defined below);

          (xiii) any Lien created by any program providing for the financing, sale or other disposition of trade or other receivables classified as current assets in accordance with United States generally accepted accounting principles entered into by TGP or by a Subsidiary or Restricted Affiliate (as defined below) of TGP, provided that such program is on terms customary for similar transactions, or any document executed by any Subsidiary or Restricted Affiliate in connection therewith, provided that such Lien is limited to the trade or other receivables in respect of which such program is created or exists, and the proceeds thereof;

          (xiv) any Lien on Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

          (xv) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (i) through (xiv), inclusive, above; or

          (xvi) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any Lien, in whole or in part, that is referred to in clauses (i) through (xv), inclusive, above, or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the greater of the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of Debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

Notwithstanding the foregoing, under the Indenture, TGP may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property to secure Debt of TGP or any Person (other than the Debt Securities) that is not excepted by clauses (i) through (xvi), inclusive, above without securing the Debt Securities issued under the Indenture, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (as defined below) (excluding Sale-Leaseback Transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

     Restriction on Sale-Leasebacks. The Indenture provides that TGP will not, nor will it permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless: (i) such Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later; (ii) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; (iii) TGP or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without securing the Debt Securities; or (iv) TGP or such Restricted Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the repayment, redemption or retirement of Funded Debt (as defined below) of TGP or any Subsidiary, or (B) investment in another Principal Property.

     Notwithstanding the foregoing, under the Indenture, TGP may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the Debt Securities) secured by Liens upon Principal Properties not excepted by clauses (i) through (xvi), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the Consolidated Net Tangible Assets.

     Certain Defined Terms. As used herein:

     "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of TGP and its consolidated subsidiaries for TGP's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

     "Debt" means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.

     "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

     "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

     "Permitted Liens" means: (i) Liens upon rights-of-way for pipeline purposes; (ii) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by TGP or any Subsidiary in good faith; (v) Liens of, or to secure performance of, leases; (vi) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any Lien upon property or assets acquired or sold by TGP or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by TGP or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any Lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control or similar revenue bonds.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

     "Principal Property" means (a) any pipeline assets of TGP or any Subsidiary, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the United States or Canada, and (b) any processing or manufacturing plant owned or leased by TGP or any Subsidiary that is located within the United States or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion of TGP's Board of Directors, is not material in relation to the activities of TGP and its Subsidiaries as a whole.

     "Restricted Affiliate" means any Affiliate of TGP (other than a Subsidiary) designated by TGP as a "Restricted Affiliate" by written notice to the Trustee; provided, however, that such Affiliate shall not become a Restricted Affiliate until such time that (a) such Affiliate executes a guaranty (in form and substance reasonably satisfactory to the Trustee) in favor of the Trustee, for the ratable benefit of the Holders, guaranteeing the prompt and complete payment by TGP when due (whether at the stated maturity, by acceleration or otherwise) of the Debt Securities, and (b) the Trustee receives an Opinion of Counsel reasonably acceptable to the Trustee, which shall be in form and substance satisfactory to the Trustee; provided further, however, that after such time as such Affiliate becomes a Restricted Affiliate, TGP may thereafter terminate the designation of such Affiliate as a Restricted Affiliate by written notice to the Trustee at which time the aforementioned guaranty of such Affiliate shall also terminate.

     "Restricted Subsidiary" means any Subsidiary of TGP owning or leasing any Principal Property.

     "Sale-Leaseback Transaction" means the sale or transfer by TGP or any Restricted Subsidiary of any Principal Property to a Person (other than TGP or a Subsidiary) and the taking back by TGP or any Restricted Subsidiary, as the case may be, of a lease of such Principal Property.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indenture provides that TGP may, without the consent of the Trustee or the holders of any Debt Securities issued thereunder, consolidate or merge with, or sell, lease or transfer its properties and assets as, or substantially as, an entirety to, any Person, provided that (i) either TGP is the surviving entity or such successor Person shall expressly assume the due and punctual payment of the principal of, and any premium and interest on, all the Debt Securities and the performance or observance of every covenant and condition of the Indenture on the part of TGP to be performed or observed, (ii) immediately after giving effect to the transaction, no Default or Event of Default exists, and (iii) TGP has delivered any Officer's Certificate and Opinion of Counsel required by the Indenture. Any such successor Person shall succeed to and be substituted for, and may exercise every right and power of, TGP under the Indenture with the same effect as if it had been named a party in the Indenture and TGP shall, except in the case of a lease, be released and discharged from all its obligations under the Debt Securities and the Indenture.

EVENTS OF DEFAULT

     An "Event of Default" will occur under the Indenture with respect to Debt Securities of any series issued thereunder upon: (a) default in the payment of the principal of, or premium, if any, on, any Debt Security of such series at its maturity; (b) default in the payment of any interest on any Debt Security of such series when it becomes due and payable and continuance of such default for a period of 30 days; (c) default in the performance, or breach, of any term, covenant or warranty contained in the Indenture with respect to such series for a period of 60 days upon giving written notice as provided in the Indenture; (d) the occurrence of certain events of bankruptcy; or (e) any other Event of Default applicable to such series.

     The Indenture provides that if an Event of Default described in clauses
(a), (b), (c) or (e) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all affected Debt Securities then outstanding (voting as a single class) may declare the entire principal amount of all affected Debt Securities to be due and payable immediately upon giving written notice as provided in the Indenture. In addition, if an Event of Default described in clause (d) above shall have occurred and be continuing, either the Trustee or holders of not less than 25% in principal amount of all Debt Securities then outstanding may declare the entire principal amount of all Debt Securities outstanding to be due and payable immediately upon giving written notice as provided in the Indenture. The Indenture provides that the holders of a majority in principal amount of Debt Securities of all affected series then outstanding (voting as a single class) may rescind and annul such declaration and its consequences under certain circumstances.

     The holders of a majority in aggregate principal amount of all affected Debt Securities then outstanding (voting as a single class) may waive past defaults under the Indenture with respect to all such Debt Securities and their consequences (except a continuing default in the payment of principal of or premium, if any, or interest on any Debt Security or a default in respect of any covenant or provision of the Indenture which cannot be modified or amended by a supplemental indenture without the consent of the holder of each outstanding Debt Security affected thereby).

     Pursuant to the Indenture, the holders of a majority in aggregate principal amount of all affected Debt Securities then outstanding (voting as a single class) may direct with respect to such series the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of any holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction.

     Under the terms of the Indenture, TGP is required to furnish to the Trustee annually an Officer's Certificate to the effect that to the best of such officer's knowledge, TGP is not in default in the performance and observance of the terms, provisions and conditions of the Indenture or, if such officer has knowledge that TGP is in default, specifying such default. The Indenture requires the Trustee to give to all holders of Debt Securities outstanding thereunder notice of any default by TGP in the manner provided in the Indenture, unless such default shall have been cured or waived; however, except in the case of a default in the payment of principal of and premium, if any, or interest, if any, on any Debt Securities outstanding thereunder, the Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee, or a trust committee of directors or certain officers of the Trustee in good faith determine that withholding such notice is in the interest of the holders of such outstanding Debt Securities.

SATISFACTION AND DISCHARGE; LEGAL AND COVENANT DEFEASANCE

     Under the terms of the Indenture, TGP may satisfy and discharge certain obligations to holders of Debt Securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year or are to be called for redemption within one year by (i) depositing or causing to be deposited with the Trustee funds in an amount sufficient to pay the principal and any premium and interest to the date of such deposit (in case of Debt Securities of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, (ii) paying or causing to be paid all other sums payable under the Indenture with respect to such Debt Securities, and (iii) delivering to the Trustee an Officer's Certificate and Opinion of Counsel relating to such satisfaction and discharge.

     The Indenture also provides that TGP and any other obligor, if any, will be discharged from any and all obligations in respect of any series of Debt Securities issued thereunder (excluding, however, certain obligations, such as the obligation to register the transfer or exchange of such outstanding Debt Securities of such series, to replace stolen, lost, mutilated or destroyed certificates, to pay principal and interest on the original stated due dates or specified redemption date, to make any sinking fund payments, and to maintain paying agencies) on the 91st day following the deposit referred to in the following clause (i), subject to the following conditions: (i) the irrevocable deposit, in trust, of cash or U.S. Government Obligations (or a combination thereof) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay the principal and interest and premium, if any, on the outstanding Debt Securities of such series and any mandatory sinking fund payments, in each case, on the stated maturity of such payments in accordance with the terms of the Indenture and the outstanding Debt Securities of such series or on any Redemption Date established pursuant to clause (iii) below;
(ii) TGP's receipt of an Opinion of Counsel based on the fact that (A) TGP has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and confirming that, the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; (iii) if the Debt Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee shall have been made; (iv) no Event of Default or event which with notice or lapse of time or both would become an Event of Default will have occurred and be continuing on the date of such deposit; and (v) TGP's delivery to the Trustee of an Officer's Certificate and an Opinion of Counsel, each stating that the conditions precedent under the Indenture have been complied with.

     Under the Indenture, TGP also may discharge its obligations referred to above under "-- Certain Covenants" and "-- Consolidation, Merger and Sale of Assets," as well as certain of its obligations relating to reporting obligations under the Indenture, in respect of any series of Debt Securities on the 91st day following the deposit referred to in clause (i) in the immediately preceding paragraph, subject to satisfaction of the conditions described in clauses (i),
(iii), (iv) and (v) in the immediately preceding paragraph with respect to such series of Debt Securities and the delivery of an Opinion of Counsel confirming that the holders of the Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred.

CHANGES IN CONTROL AND HIGHLY LEVERAGED TRANSACTIONS

     The Indenture does not contain provisions requiring redemption of the Debt Securities issued thereunder, or adjustment to any terms of such Debt Securities, upon any change in control of TGP.

     Other than the limitations on Liens and the restriction on Sale-Leaseback Transactions described above under "-- Certain Covenants," the Indenture does not contain any covenant or other provisions designed to afford holders of the Debt Securities issued thereunder protection in the event of a highly leveraged transaction involving TGP.

MODIFICATION OF THE INDENTURE

     The Indenture provides that TGP and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities issued thereunder to: (a) secure any of such Debt Securities; (b) evidence the succession of another Person to TGP under the Indenture and the Debt Securities and the assumption by such successor Person of the obligations of TGP thereunder; (c) add covenants and Events of Default for the benefit of the holders of all or any series of such Debt Securities or to surrender any right or power conferred by the Indenture upon TGP; (d) add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination shall become effective only after there are no such Debt Securities of any series entitled to the benefit of such provision outstanding;
(e) establish the forms or terms of the Debt Securities of any series issued thereunder; (f) cure any ambiguity or correct any inconsistency in the Indenture; (g) evidence the acceptance of appointment by a successor trustee; and (h) qualify the Indenture under the Trust Indenture Act.

     The Indenture also contains provisions permitting TGP and the Trustee, with the consent of the holders of a majority in aggregate principal amount of all outstanding Debt Securities affected by such supplemental indenture (voting as a single class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture, or modify in any manner the rights of the holders of such Debt Securities, provided that TGP and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the stated maturity of the principal of or any installment of principal of or interest, if any, on, any Debt Security, or reduce the principal amount thereof or premium, if any, on or the rate of interest thereon,
(b) reduce the percentage in principal amount of Debt Securities required for any such supplemental indenture or for any waiver provided for in the Indenture,
(c) change TGP's obligation to maintain an office or agency for payment of Debt Securities and the other matters specified therein, or (d) modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of holders of Debt Securities which are discussed in this paragraph or modify any provisions relating to the waiver by holders of past defaults and certain covenants, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS

     No director, officer, employee or stockholder, as such, of TGP or any of its affiliates shall have any personal liability in respect of the obligations of TGP under the Indenture or the Debt Securities by reason of his, her or its status as such.

APPLICABLE LAW

     The Indenture is, and the Debt Securities offered hereby will be, governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture contains limitations on the rights of the Trustee, should it become a creditor of TGP, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.


     The Chase Manhattan Bank, a New York banking corporation, is the Trustee under the Indenture. TGP and its affiliates maintain banking and other commercial relationships with The Chase Manhattan Bank in the ordinary course of business. In particular, The Chase Manhattan Bank is the agent and a lender under the revolving credit facilities of El Paso Energy and TGP credit facilities.

                              PLAN OF DISTRIBUTION

     TGP may offer or sell Debt Securities to or through one or more underwriters, dealers or agents as designated from time to time, or through a combination of such methods, and also may offer or sell the Debt Securities directly to one or more other purchasers. TGP may sell Debt Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part.

     A Prospectus Supplement will set forth the terms of the offering of the particular series of Debt Securities offered thereby, including: (i) the name or names of any underwriters or agents; (ii) the initial public offering or purchase price of such series of Debt Securities; (iii) any underwriting discounts, commissions, and other items constituting underwriters' compensation and any other discount, concessions, or commissions allowed or reallowed or paid by any underwriters to other dealers; (iv) any commissions paid to any agents;
(v) the net proceeds to TGP from the sales; and (vi) any securities exchanges or markets on which the Debt Securities may be listed.

     Unless otherwise set forth in the Prospectus Supplement relating to a particular series of Debt Securities, the obligations of the underwriters to purchase such series of Debt Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Debt Securities will be obligated to purchase all of the Debt Securities of such series allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.


     The Debt Securities may be offered and sold by TGP directly or through agents designated by TGP from time to time. Unless otherwise indicated in the related Prospectus Supplement, each such agent will be acting on a best efforts basis for the period of its appointment. Any agent participating in the distribution of Debt Securities may be deemed to be an "underwriter," as that term is defined in the Securities Act, of the Debt Securities so offered and sold. The Debt Securities also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to such series of Debt Securities. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with TGP, to indemnification by TGP against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, TGP in the ordinary course of business.

     All Debt Securities offered will be a new issue of securities with no established trading market. Any underwriter to whom Debt Securities are sold by TGP for public offering and sale may make a market in such Debt, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Debt Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities.

                                 LEGAL MATTERS


     The validity of the Debt Securities will be passed upon for TGP by Andrews & Kurth L.L.P., Houston, Texas. If the Debt Securities are being distributed in an underwritten offering, the validity of the Debt Securities will be passed upon for the underwriters by counsel identified in the related Prospectus Supplement.


                                    EXPERTS


     The consolidated and combined financial statements and financial statement schedule of TGP as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                         WHERE TO FIND MORE INFORMATION



     We have filed a registration statement on Form S-3 to register with the SEC the debt securities that may be offered by us using this prospectus and the prospectus supplement. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information contained in the registration statement or the exhibits to the registration statement.



     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. The public may read and copy any reports, statements, or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." You may also access additional information about us at our web site, "http://www.epenergy.com."



     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or a prospectus supplement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.



TGP SEC FILINGS (FILE NO. 1-4101)          PERIOD
  - Annual Report on Form 10-K             Year ended December 31, 1997
  - Quarterly Reports on Form 10-Q         Quarters ended March 31, 1998 and
                                           June 30, 1998
  - Amended Quarterly Report on            Quarter ended March 31, 1998
     Form 10-Q/A



The documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, and 15 of the Exchange Act after the date of this prospectus and before the termination of any offering of debt securities made by this prospectus are also incorporated by reference into this prospectus.



     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:



          Tennessee Gas Pipeline Company


          Attention: David L. Siddall, Corporate Secretary


          1001 Louisiana Street


          Houston, Texas 77002


          (713) 420-2131



     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.



     You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents, and neither the delivery of this prospectus or any prospectus supplement to you nor the issuance of debt securities under them will create any implication to the contrary.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by TGP in connection with the issuance and distribution of the Securities being registered.


Securities and Exchange Commission registration fee.........  $147,500
Printing and engraving expenses.............................   200,000*
Legal fees and expenses.....................................   100,000*
Rating agency fees..........................................    15,000*
Accounting fees and expenses................................    60,000*
Trustee's fees and expenses.................................    10,000*
Miscellaneous...............................................    15,500*
                                                              --------
          Total.............................................  $548,000*
                                                              ========


---------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.


     Section 7.4 of the By-laws of TGP requires indemnification to the full extent permitted by law of any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of TGP or any predecessor of TGP or serves or served any other enterprise as a director, officer or employee at the request of TGP or any predecessor of TGP. The By-laws also provide that in the event that the Board of Directors or stockholders of TGP refuse or fail to provide indemnity, a person may seek indemnity from TGP in court and have the court substitute its judgment as to the propriety of indemnity, or determine such propriety in the absence of any determination thereof by the Board or by stockholders of TGP.


     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper, personal benefit. The Certificate of Incorporation of TGP contains such a provision.

     El Paso Energy maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso Energy and its subsidiaries, including TGP, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of TGP and/or its subsidiaries, including TGP, as the case may be.


     Reference is made to Exhibit 1.1 hereto, which contains provisions for indemnification of TGP, and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in the Prospectus Supplements.


ITEM 16. EXHIBITS


          *1.1     -- Form of Underwriting Agreement
           4.1     -- Indenture dated as of March 4, 1997, between TGP and The
                      Chase Manhattan Bank, as trustee (incorporated by
                      reference to Exhibit 4.A of TGP's Current Report on Form
                      8-K, filed March 4, 1997, File No. 1-4101)
           5.1     -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Debt Securities
          12.1     -- Computation of Ratio of Earnings to Fixed Charges
          23.1     -- Consent of PricewaterhouseCoopers LLP
          23.2     -- Consent of Andrews & Kurth L.L.P. (included in Exhibit
                      5.1)
          24.1     -- Power of Attorney (included on signature page)
          25.1     -- Form T-1 Statement of Eligibility under the Trust
                      Indenture Act of 1939 of The Chase Manhattan Bank, as
                      Trustee


---------------


*To be filed as an exhibit to TGP's Current Report on Form 8-K in connection with a specific offering.


ITEM 17. UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and



                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;



     provided, however, that paragraphs A(1)(i) and A(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 15, 1998.


                                          TENNESSEE GAS PIPELINE COMPANY

                                          By:      /s/ H. BRENT AUSTIN
                                            ------------------------------------
                                                      H. Brent Austin
                                                  Executive Vice President

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White, Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Amendment No. 1 has been signed below by the following persons in the capacities and on the dates as indicated.


                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                 /s/ WILLIAM A. WISE                   Chairman of the Board and     September 15, 1998
-----------------------------------------------------    Director (Principal
                   William A. Wise                       Executive Officer)

             /s/ JOHN W. SOMERHALDER II                President and Director        September 15, 1998
-----------------------------------------------------
               John W. Somerhalder II

                 /s/ H. BRENT AUSTIN                   Executive Vice President and  September 15, 1998
-----------------------------------------------------    Director (Principal
                   H. Brent Austin                       Financial Officer)

                /s/ JEFFREY I. BEASON                  Vice President and            September 15, 1998
-----------------------------------------------------    Controller (Principal
                  Jeffrey I. Beason                      Accounting Officer)

                               INDEX TO EXHIBITS


          *1.1     -- Form of Underwriting Agreement
           4.1     -- Indenture dated as of March 4, 1997, between TGP and The
                      Chase Manhattan Bank, as trustee (incorporated by
                      reference to Exhibit 4.A of TGP's Current Report on Form
                      8-K, filed March 4, 1997, File No. 1-4101)
           5.1     -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Debt Securities
          12.1     -- Computation of Ratio of Earnings to Fixed Charges
          23.1     -- Consent of PricewaterhouseCoopers LLP
          23.2     -- Consent of Andrews & Kurth L.L.P. (included in Exhibit
                      5.1)
          24.1     -- Power of Attorney (included on signature page)
          25.1     -- Form T-1 Statement of Eligibility under the Trust
                      Indenture Act of 1939 of The Chase Manhattan Bank, as
                      Trustee


---------------


*To be filed as an exhibit to TGP's Current Report on Form 8-K in connection with a specific offering.